Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Royal Bancshares of Pennsylvania, Inc. and Subsidiaries

Bala Cynwyd, Pennsylvania

We hereby consent to the incorporation by reference in the Bryn Mawr Bank Corporation Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 22, 2017 relating to the consolidated financial statements of Royal Bancshares of Pennsylvania, Inc. appearing in the Royal Bancshares of Pennsylvania, Inc. Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Philadelphia, Pennsylvania

March 28, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.